UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (423) 636-1555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of shareholders (the “Annual Meeting”) of American Patriot Financial Group, Inc., a Tennessee corporation (the “Company”), was held on June 29, 2010. At the Annual Meeting, two Class III directors were elected to hold office for a term of three (3) years and until their successors are duly elected and qualified and one Class I director was elected to hold office for a term of one (1) year and until his successor is duly elected and qualified. In addition, at the Annual Meeting, the shareholders ratified the appointment of Hazlett, Lewis & Bieter, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

The final voting results of the director elections and ratification proposal, which were described in more detail in the definitive proxy statement delivered to the Company’s shareholders in connection with the Annual Meeting and filed with the Securities and Exchange Commission on April 30, 2010, are set forth below.

1.           The nominees for election to the Board of Directors were elected based upon the following tabulation:

	For	Withheld	Broker Non- Votes

William J. Smead	1,207,897	108,690	0
Roger A. Woolsey	1,278,386	38,201	0
John D. Belew	1,188,485	128,102	0

In addition to the foregoing directors, the remaining director not up for re-election at the Annual Meeting continues to serve on the Board of Directors.

2.           The ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the following tabulation:

For	Against	Abstain	Broker Non- Votes
1,246,461	46,540	23,676	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer

Date:    July 2, 2010